EXHIBIT 21


                            SUBSIDIARIES OF COSMETIC


                                                           State of
                                                         Incorporation
                                                         -------------
The Cosmetic Center, Inc.                                   Delaware
M. Steven Cosmetic Company, Inc.                            Delaware
Susan Kay Cosmetics, Inc.                                   Maryland
Anita Jean Cosmetics, Inc.                                  Maryland
Adam Michael Cosmetics, Inc.                                Illinois
Courtney Brooke, Inc.                                       Maryland
Dumond Distribution, Inc.                                   Maryland